Exhibit 99.1

TELA Bio Appoints Jeffrey Blizard to its Board of Directors

MALVERN, Pa., June 4, 2024, (GLOBE NEWSWIRE) -- TELA Bio, Inc. ("TELA Bio") (Nasdaq: TELA), a commercial-stage medical technology company focused on providing innovative soft-tissue reconstruction solutions, today announced that it has appointed Jeffrey Blizard, the Global Head of Surgical Sales for Abiomed, a medical device technology company that operates as a stand-alone business within Johnson & Johnson's MedTech Segment, to its Board of Directors, effective June 4, 2024.

"We are excited to have Jeff join our Board as we continue to develop and optimize our sales force," said Antony Koblish, co-founder, President and Chief Executive Officer of TELA Bio. "Jeff's exceptional sales leadership and extensive experience will be a tremendous asset to our Board of Directors.”

"I am thrilled to join TELA Bio’s Board of Directors during this dynamic period of growth," said Mr. Blizard. "I am confident that my broad range of sales expertise will significantly contribute to the TELA’s continued success."

About Jeffrey Blizard

Mr. Blizard has served as the Global Head of Surgical Sales at Abiomed since 2017. Abiomed develops and manufactures temporary external and implantable mechanical circulatory support devices. Prior to his current role, Mr. Blizard was General Manager of Sales – CT Surgery, Heart Failure, ECMO, and National Director of Sales – CT Surgery/Heart Failure at Abiomed, where he led sales of Impella in the surgical market bringing it from $16 million to $300 million in seven years. Before joining Abiomed, Mr. Blizard held senior sales leadership roles at renowned medical device companies such as Medtronic, HeartWare, Intuitive Surgical, and Boston Scientific. Mr. Blizard currently serves on the Board of Directors of SANUWAVE Health, Inc., a medical technology company developing noninvasive, high-energy, and acoustic shock waves for regenerative medicine and other applications. He holds a B.A. degree in English Literature from Saint Michael’s College.

About TELA Bio, Inc.

TELA Bio, Inc. (NASDAQ: TELA) is a commercial-stage medical technology company focused on providing innovative technologies that optimize clinical outcomes by prioritizing the preservation and restoration of the patient's own anatomy. The Company is committed to providing surgeons with advanced, economically effective soft-tissue reconstruction solutions that leverage the patient's natural healing response while minimizing long-term exposure to permanent synthetic materials. For more information, visit www.telabio.com.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA Bio's management. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements. These risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA Bio assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact
Greg Chodaczek
347-620-7010
ir@telabio.com

Media Contact
Lisa Novy-Wikowski

484-354-6782

lnovywikowski@telabio.com